                                                                Exhibit 11

INGLES MARKETS, INCORPORATED AND SUBSIDIARIES
COMPUTATION OF EARNINGS PER COMMON SHARE

                                                       FISCAL YEAR ENDED SEPTEMBER
                                               --------------------------------------------
                                                   1995            1994            1993
                                               -----------      -----------     -----------
PRIMARY
  Income before cumulative effect of
    change in accounting principle             $17,022,530      $16,572,123     $11,701,221
  Cumulative effect of change in
    accounting for income taxes                          -        3,334,860               -
                                               -----------      -----------     -----------
  Net Income                                   $17,022,530      $19,906,983     $11,701,221
                                               ===========      ===========     ===========
  Shares
    Weighted average number of common
      shares and common stock
      equivalent shares outstanding             18,316,672       18,386,557      17,969,971
                                               ===========      ===========     ===========
  Primary earnings per common
    share before cumulative effect
    of change in accounting principle          $       .93      $       .90     $       .65
  Cumulative effect of change in
    accounting for income taxes                          -              .18               -
                                               -----------      -----------     -----------
  Primary earnings per common share            $       .93      $      1.08     $       .65
                                               ===========      ===========     ===========

FULLY DILUTED
  Income before cumulative effect of
    change in accounting principle             $17,022,530      $16,572,123     $11,701,221
  Add after tax and bonus effect of
    interest expense applicable to
    Convertible Subordinated
    Debentures                                   2,138,566        2,081,397       2,023,308
                                               -----------      -----------     -----------
  Fully diluted earnings before
    cumulative effect of change
    in accounting principle                     19,161,096       18,653,520      13,724,529
  Cumulative effect of change in
    accounting for income taxes                          -        3,334,860               -
                                               -----------      -----------     -----------
  Fully diluted earnings                       $19,161,096      $21,988,380     $13,724,529
                                               ===========      ===========     ===========

  Shares
    Weighted average number of common
      shares and common stock
      equivalent shares outstanding             18,316,672       18,418,085      17,969,971
    Additional shares assuming
      conversion of Convertible
      Subordinated Debentures *                  3,374,685        3,374,685       3,375,136
                                               -----------      -----------     -----------
    Weighted average number of common
      shares outstanding as adjusted            21,691,357       21,792,770      21,345,107
                                               ===========      ===========     ===========

  Fully diluted earnings per common
    share before cumulative effect of
    change in accounting principle             $       .88      $       .86     $       .64
  Cumulative effect of change in
    accounting for income taxes                          -              .15               -
                                               -----------      -----------     -----------
  Fully diluted earnings per common
    share                                      $       .88      $      1.01     $       .64
                                               ===========      ===========     ===========


* Additional shares assuming conversion of the Convertible Subordinated Debentures are computed using the weighted average of Debentures outstanding during the period.